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                              CERTIFICATE OF TRUST
                                       OF
                             INTRUST CAPITAL TRUST

      THIS CERTIFICATE OF TRUST OF INTRUST CAPITAL TRUST (the "Trust"), dated as of ________________, 1997, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, C. Q. Chandler IV, Jay L. Smith and Brian Sullivan, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

      1.   NAME. The name of the business trust formed hereby is INTRUST
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           CAPITAL TRUST.

      2.   DELAWARE TRUSTEE. The name and business address of the trustee of
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           the Trust in the State of Delaware is Wilmington Trust Company,
           Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

      3.   EFFECTIVE DATE. This Certificate of Trust shall be effective
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           on ___________, 1997.

      IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                    WILMINGTON TRUST COMPANY, as trustee

                    By:
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                            Name:
                            Title:


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                    C. Q. Chandler IV, as Trustee

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                    Jay L. Smith, as Trustee

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                    Brian Sullivan, as Trustee